2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) –(914) 701-8200

Beth Roach (Media) – (914) 701-6576

Atlas Air Worldwide
Reports First-Quarter 2017 Results

Reported Income from Continuing Operations of $0.04 Million
Adjusted Income from Continuing Operations of $8.3 Million
Anticipate Solid Earnings Growth in 2017
Significant New Customer Relationships

PURCHASE, N.Y., May 3, 2017 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced income from continuing operations, net of taxes, of $0.04 million, which included an unrealized loss on financial instruments of $5.2 million related to outstanding warrants, for the three months ended March 31, 2017. Results compared with income from continuing operations, net of taxes, of $0.5 million for the three months ended March 31, 2016.

On an adjusted basis, income from continuing operations, net of taxes, in the first quarter of 2017 totaled $8.3 million compared with $7.7 million in the year-ago quarter.

Diluted earnings per share from continuing operations, net of taxes were $0.00 for the three months ended March 31, 2017 and $0.02 for the three months ended March 31, 2016. Adjusted diluted EPS from continuing operations, net of taxes, totaled $0.31 in both periods.

“We are off to an exciting start in 2017,” said President and Chief Executive Officer William J. Flynn. “We are building on our 2016 achievements and growing our earnings this year.

“We will have a full year of contribution from Southern Air and expect a positive impact on our full-year results from our service for Amazon. We placed our second 767-300 aircraft into service for Amazon in February, and just added our third and fourth aircraft in May.

“In addition to announcing our first-quarter earnings and reaffirming our full-year earnings framework today, we are very pleased to have announced the placement of two of our 747-8 freighters with Cathay Pacific Cargo on an ACMI basis, with service beginning in May.

“Cathay Pacific is a prominent global airline based in Hong Kong and a standout performer in the airfreight market. We are delighted to work with Cathay Pacific’s cargo division to facilitate the strong growth of its global network.

“In addition to Cathay Pacific, we have recently announced other significant new customer agreements with Asiana Cargo, Nippon Cargo Airlines and FedEx that will all contribute to earnings growth this year.”

Mr. Flynn added: “Earnings in the first quarter were in line with our expectations and our outlook for the year.

“Consistent with our prior outlook, we anticipate that our adjusted income from continuing operations, net of taxes, will grow by a mid-single-digit to low-double-digit percentage compared with our 2016 adjusted income of $114.3 million.

“Our view reflects our expanding business base and the ongoing development of our strategic platform. It also reflects solid demand from our customers, the benefits we expect from our fleet initiatives, and the steps we have taken to align our business with the faster-growing express and e-commerce markets.”

First-Quarter Results

Higher ACMI contribution in the first quarter of 2017 was primarily driven by our acquisition of Southern Air and lower costs related to crew training, partially offset by higher heavy maintenance costs and the temporary redeployment of 747-8F aircraft to our Charter segment. Segment revenue growth benefited from an increase in block-hour volumes, partially offset by a lower average rate per block hour. Both our volumes and average rate reflected an increase in 777 and 737 CMI flying following the acquisition of Southern Air, an increase in 767 CMI flying, as well as the temporary redeployment of 747-8F aircraft to our Charter segment.

Lower Charter segment contribution during the period reflected an increase in heavy maintenance costs and lower average rates. These impacts were partially offset by an increase in military passenger and cargo demand, which drove an increase in block-hour volumes, lower costs related to crew training, and the temporary redeployment of 747-8F aircraft from our ACMI segment. Average Charter rates during the quarter primarily reflected a reduction in cost-based rates paid by the military.

In Dry Leasing, lower revenue and segment contribution resulted from a decrease in revenue from maintenance payments related to the scheduled return of a passenger aircraft in 2016, partially offset by revenue from the placement of two 767-300 converted freighter aircraft with Amazon in August 2016 and February 2017, and one 767-300 converted freighter aircraft with DHL Express in February 2016.

Higher unallocated income and expenses in the first quarter of 2017 primarily reflected the impact of the Southern Air acquisition and fleet-growth initiatives.

Reported earnings in the first quarter of 2017 included an effective income tax rate of 94.0%, due mainly to nondeductible changes in the value of outstanding warrants, partially offset by the impact of adopting amended accounting guidance for share-based compensation, which recognizes excess tax benefits associated with share-based compensation within income tax expense. As a result of adopting the guidance, we recognized $1.5 million of excess tax benefits as a reduction of income tax expense during the quarter. On an adjusted basis, our results reflected an effective income tax rate of 9.5%, primarily due to adopting the amended accounting guidance for share-based compensation.

Cash and Short-Term Investments

At March 31, 2017, our cash, cash equivalents, short-term investments and restricted cash totaled $124.2 million, compared with $142.6 million at December 31, 2016.

The change in position resulted from cash used for investing activities, partially offset by cash provided by operating and financing activities.

Net cash used for investing activities during the first quarter of 2017 primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 767-300 aircraft to be converted to freighter configuration.

Net cash provided by financing activities primarily reflected proceeds from our revolving credit facility, partially offset by payments on debt obligations.

Outlook

Consistent with our prior outlook, we continue to expect our adjusted income from continuing operations, net of taxes, to grow by a mid-single-digit to low-double-digit percentage compared with 2016 adjusted income of $114.3 million.

In addition, we expect adjusted income from continuing operations, net of taxes, in the second quarter of 2017 to be approximately 15% to 20% higher than second-quarter 2016 adjusted income of $20.2 million.

Our view reflects solid demand from our customers, the benefits we expect from our fleet initiatives, and the steps we have taken to align our business with the faster-growing express and e-commerce markets.

We believe the current demand, including our new services for Asiana Cargo, Cathay Pacific Cargo, FedEx, and Nippon Cargo Airlines, the initial accretion from our Amazon operations, and the first full-year of contribution from Southern Air provide a strong foundation for earnings growth this year.

Given the inherent seasonality of airfreight demand, we anticipate that results in 2017 will reflect historical patterns, with more than 70% of our adjusted income occurring in the second half.

For the full year, we expect total block hours to increase approximately 20% compared with 2016, with more than 75% of our hours in ACMI and the balance in Charter.

Aircraft maintenance expense in 2017 should total approximately $245 million, and depreciation and amortization is expected to total approximately $170 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $55to $65 million, mainly for parts and components for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2017 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, May 3, 2017.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/khrc6h4w

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through May 9 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 8110092#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. In addition, management’s incentive compensation will be determined, in part, by using Adjusted Income from continuing operations, net of taxes. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; costs associated with the acquisition of Southern Air; failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Southern Air business; adverse reactions to the acquisition by employees, key customers, including DHL Express, suppliers or competitors of either Atlas Air Worldwide, Southern Air, or their subsidiaries; our ability to effectively operate the 777 platform or grow the business of Southern Air; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2017 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

		For the Three Months Ended
		March 31, 2017	March 31, 2016
Operating Revenue		$475,394	$418,615
Operating Expenses
	Salaries, wages and benefits	104,087	93,845
	Aircraft fuel	82,432	63,220
	Maintenance, materials and repairs	72,816	57,024
	Depreciation and amortization	37,894	35,005
	Aircraft rent	36,073	37,037
	Travel	32,359	30,323
	Passenger and ground handling services	25,123	20,879
	Navigation fees, landing fees and other rent	18,535	21,974
	Gain on disposal of aircraft	(54)	—
	Special charge	—	6,631
	Transaction-related expenses	915	793
	Other	41,178	31,827
	Total Operating Expenses	451,358	398,558
	Operating Income	24,036	20,057
Non-operating Expenses (Income)
	Interest income	(1,256)	(1,604)
	Interest expense	21,524	21,302
	Capitalized interest	(1,780)	(357)
	Loss on early extinguishment of debt	—	132
	Unrealized loss on financial instruments	5,213	—
	Other income	(253)	(240)
	Total Non-operating Expenses (Income)	23,448	19,233
	Income from continuing operations before income taxes	588	824
	Income tax expense	553	353
			471
	Income from continuing operations, net of taxes	35	471
	Loss from discontinued operations, net of taxes	(787)	—
Net Income (Loss)		$(752)	$471
Earnings per share from continuing operations:
	Basic	$0.00	$0.02
	Diluted	$0.00	$0.02
Loss per share from discontinued operations:
	Basic	$(0.03)	$—
	Diluted	$(0.03)	$—
Earnings (loss) per share:
	Basic	$(0.03)	$0.02
			0.0
	Diluted	$(0.03)	$0.02
Weighted average shares:
	Basic	25,162	24,711
	Diluted	25,744	24,846

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		March 31, 2017	December 31, 2016

Assets
Current Assets
Cash and cash equivalents		$109,100	$123,890
Short-term investments		5,242	4,313
Restricted cash		9,836	14,360
Accounts receivable, net of allowance of $1,644 and $997, respectively		157,953	166,486
Prepaid maintenance		6,284	4,418
Prepaid expenses and other current assets		47,796	44,603

Total current assets		336,211	358,070
Property and Equipment
Flight equipment		3,993,853	3,886,714
Ground equipment		70,567	68,688
	Less: accumulated depreciation	(602,420)	(568,946)
Flight equipment modifications in progress		242,013	154,226

Property and equipment, net		3,704,013	3,540,682
Other Assets
Long-term investments and accrued interest		26,699	27,951
Deferred costs and other assets		229,437	204,647
Intangible assets, net and goodwill		113,496	116,029

Total Assets		$4,409,856	$4,247,379

Liabilities and Equity
Current Liabilities
Accounts payable		$54,610	$59,543
Accrued liabilities		394,885	320,887
Current portion of long-term debt and capital lease		176,208	184,748

Total current liabilities		625,703	565,178
Other Liabilities
Long-term debt and capital lease		1,804,175	1,666,663
Deferred taxes		297,675	298,165
Financial instruments and other liabilities		170,679	200,035

Total other liabilities		2,272,529	2,164,863
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
	Common stock, $0.01 par value; 100,000,000 shares authorized;
	30,052,095 and 29,633,605 shares issued, 25,258,361 and 25,017,242, shares
	outstanding
	(net of treasury stock), as of March 31, 2017 and December 31, 2016, respectively	300	296
Additional paid-in-capital		661,290	657,082
Treasury stock, at cost: 4,793,734 and 4,616,363 shares, respectively		(192,549)	(183,119)
Accumulated other comprehensive loss		(4,737)	(4,993)
Retained earnings		1,047,320	1,048,072

Total stockholders’ equity		1,511,624	1,517,338

Total Liabilities and Equity		$4,409,856	$4,247,379

[1]	Balance sheet debt at March 31, 2017 totaled $1,980.4 million, including the impact of $41.3 million of unamortized discount and debt issuance costs of $46.4 million.

[2]	The face value of our debt at March 31, 2017 totaled $2,068.1 million, compared with $1,943.4 million on December 31, 2016.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
Operating Activities:
Income from continuing operations, net of taxes	$35	$471
Less: Loss from discontinued operations, net of taxes	(787)	—

Net Income (Loss)	(752)	471
Adjustments to reconcile Net Income (Loss) to net cash provided by operating activities:
Depreciation and amortization	43,217	39,817
Accretion of debt securities discount	(307)	(332)
Provision for allowance for doubtful accounts	435	221
Special charge, net of cash payments	—	6,631
Loss on early extinguishment of debt	—	132
Unrealized loss on financial instruments	5,213	—
Gain on disposal of aircraft	(54)	—
Deferred taxes	418	292
Stock-based compensation expense	4,212	5,455
Changes in:
Accounts receivable	8,134	29,871
Prepaid expenses, current assets and other assets	(30,336)	(10,575)
Accounts payable and accrued liabilities	(11,526)	(52,544)

Net cash provided by operating activities	18,654	19,439
Investing Activities:
Capital expenditures	(21,673)	(10,682)
Payments for flight equipment and modifications	(118,897)	(84,230)
Proceeds from investments	631	4,955
Proceeds from disposal of aircraft	137	—
Net cash used for investing activities	(139,802)	(89,957)
Financing Activities:
Proceeds from revolving credit facility	150,000	—
Proceeds from debt issuance	—	14,790
Customer maintenance reserves received	14,837	3,547
Customer maintenance reserves paid	(6,384)	—
Purchase of treasury stock	(9,430)	(4,112)
Excess tax benefit from stock-based compensation expense	—	158
Payment of debt issuance costs	(90)	(217)
Payments of debt	(47,099)	(50,666)

Net cash (used for) provided by financing activities	101,834	(36,500)
Net decrease in cash, cash equivalents and restricted cash	(19,314)	(107,018)
Cash, cash equivalents and restricted cash at the beginning of period	138,250	438,931

Cash, cash equivalents and restricted cash at the end of period	$118,936	$331,913

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$48,015	$12,059

Acquisition of flight equipment under capital lease	$32,380	$—

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
Operating Revenue:
ACMI	$200,694	$182,740
Charter	243,898	202,303
Dry Leasing	26,757	28,192
Customer incentive asset amortization	(445)	—
Other	4,490	5,380

Total Operating Revenue	$475,394	$418,615

Direct Contribution:
ACMI	$35,963	$24,739
Charter	17,186	20,776
Dry Leasing	9,723	10,408
Total Direct Contribution for Reportable Segments	62,872	55,923

Unallocated income and expenses, net	(56,210)	(47,543)
Loss on early extinguishment of debt	—	(132)
Unrealized loss on financial instruments	(5,213)	—
Special charge	—	(6,631)
Transaction-related expenses	(915)	(793)
Gain on disposal of aircraft	54	—

Income from continuing operations before income taxes	588	824

Add back (subtract):
Interest income	(1,256)	(1,604)
Interest expense	21,524	21,302
Capitalized interest	(1,780)	(357)
Loss on early extinguishment of debt	—	132
Unrealized loss on financial instruments	5,213	—
Other expense	(253)	(240)

Operating Income	$24,036	$20,057

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, gains (losses) on the disposal of aircraft, losses on the early extinguishment of debt, unrealized losses on financial instruments, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016	Percent Change
Income from continuing operations, net of taxes	$35	$471	(92.6)%
Impact from:
Gain on disposal of aircraft	(54)	—
Special charge	—	6,631
Transaction-related expenses	915	793
Accrual for legal matters and professional fees	74	290
Noncash expenses and income, net[1]	2,412	1,844
Charges associated with refinancing debt	—	132
Unrealized loss on financial instruments[2]	5,213	—
Income tax effect of reconciling items	(320)	(2,418)
Adjusted Income from continuing operations, net of taxes	$8,275	$7,743	6.9%

Weighted average diluted shares outstanding	25,744	24,846
Add: dilutive warrants[3]	1,111	—

Adjusted weighted average diluted shares outstanding	26,855	24,846

Adjusted Diluted EPS from continuing operations, net of taxes	$0.31	$0.31	NM

[1]	Noncash expenses and income, net in 2017 primarily related to amortization of debt discount on outstanding convertible notes and amortization of customer incentive related to outstanding warrants. Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on outstanding convertible notes.

[2]	Unrealized loss on financial instruments related to outstanding warrants.

[3]	Dilutive warrants represent potentially dilutive common shares. These shares were excluded from Diluted EPS from continuing operations, net of taxes, prepared in accordance with GAAP as they would have been antidilutive.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
Net Cash Provided by Operating Activities	$18,654	$19,439
Less:
Capital expenditures	21,673	10,682
Capitalized interest	1,780	357

Free Cash Flow[1]	$(4,799)	$8,400

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

			For the Three Months Ended
		March 31, 2017	March 31, 2016

Income from continuing operations, net of taxes	$	35	$471
Income tax expense		553	353

Income from continuing operations before income taxes		588	824
Noncash expenses and income, net[1]		2,412	1,844
Gain on disposal of aircraft		(54)	—
Special charge[2]		—	6,631
Transaction-related expenses		915	793
Accrual for legal matters and professional fees		74	290
Charges associated with refinancing debt		—	132
Unrealized loss on financial instruments		5,213	—

Adjusted pretax income		9,148	10,514
Interest (income) expense, net[3]		17,117	18,093
Other non-operating expenses (income)		(253)	(240)

Adjusted operating income		26,012	28,367
Depreciation and amortization		37,894	35,005

EBITDA, as adjusted[4]	$	63,906	$63,372
Aircraft rent[3]		35,477	36,441

EBITDAR, as adjusted[5]	$	99,383	$99,813

Income tax expense	$	553	$353
Income tax effect of reconciling items[6]		(320)	(2,417)
Adjusted income tax expense		873	2,770
Adjusted pretax income	$	9,148	$10,514

Adjusted effective tax rate		9.5%	26.3%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Reflects impact of noncash expenses and income related to convertible notes, debt, operating leases and investments.

[4]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, gain on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized loss on financial instruments, as applicable.

[5]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, gain on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized loss on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

			For the Three Months Ended		Increase/
			March 31, 2017	March 31, 2016	(Decrease)
Block Hours
	ACMI		38,916	29,529	9,387
	Charter
	Cargo		10,939	8,230	2,709
	Passenger		4,845	3,935	910
	Other		416	457	(41)

	Total Block Hours		55,116	42,151	12,965

Revenue Per Block Hour
	ACMI		$5,157	$6,188	$(1,031)
	Charter		$15,452	$16,630	$(1,178)
	Cargo		$15,289	$16,042	$(753)
	Passenger		$15,820	$17,859	$(2,039)
Average Utilization (block hours per day)
	ACMI[1]		8.7	8.4	0.3
	Charter
	Cargo		8.7	8.1	0.6
	Passenger		7.8	8.6	(0.8)
	All Operating Aircraft[1,2]		8.7	8.5	0.2
Fuel
	Charter
		Average fuel cost per gallon	$1.88	$1.81	$0.07
		Fuel gallons consumed (000s)	43,927	34,945	8,982
	1 ACMI and All Operating Aircraft averages in the first quarter of 2017 reflect the impact of
	increases in the number of CMI aircraft and amount of CMI flying compared with the first quarter of 2016.
	[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to
	block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/
	March 31, 2017	March 31, 2016	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	7.0	8.8	(1.8)
747-400 Cargo	12.8	12.6	0.2
747-400 Dreamlifter	3.0	2.8	0.2
777-200 Cargo	5.0	—	5.0
767-300 Cargo	5.8	3.4	2.4
767-200 Cargo	9.0	9.0	—
737-400 Cargo	5.0	—	5.0
747-400 Passenger	1.0	1.0	—
767-200 Passenger	1.0	1.0	—
Total	49.6	38.6	11.0
Charter
747-8F Cargo	2.9	1.1	1.8
747-400 Cargo	11.0	10.0	1.0
747-400 Passenger	2.0	2.0	—
767-300 Passenger	4.9	3.0	1.9

Total	20.8	16.1	4.7
Dry Leasing
777-200 Cargo	6.0	6.0	—
767-300 Cargo	3.6	1.4	2.2
757-200 Cargo	1.0	1.0	—
737-300 Cargo	1.0	1.0	—
737-800 Passenger	1.0	1.0	—

Total	12.6	10.4	2.2

Less: Aircraft Dry Leased to CMI customers	(3.6)	(1.4)	2.2

Total Operating Average Aircraft Equivalents	79.4	63.7	15.7

Out of Service[2]	—	—	—
[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.